Exhibit 5.1

September 3, 2015

Pfizer Inc.

235 East 42nd Street

New York, New York 10017

Ladies and Gentlemen:

Attorneys under my supervision and I have acted as counsel for Pfizer Inc., a Delaware corporation (the “Company”), in connection with the offers by the Company (the “Offers”) to exchange the Company’s (i) 6.05% Notes due 2017, (ii) 5.20% Notes due 2020, (iii) 5.80% Notes due 2023 and (iv) 5.60% Notes due 2040 in an aggregate principal amount of up to $1,750,000,000 (collectively referred to herein as the “Debt Securities”) to be issued pursuant to the Indenture, dated as of January 30, 2001 (the “Basic Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee (the “Trustee”), and the Fifth Supplemental Indenture between the Company and the Trustee (the “Supplemental Indenture” and together with the Basic Indenture, the “Indenture”) for the outstanding (i) 6.05% Notes due 2017, (ii) 5.20% Notes due 2020, (iii) 5.80% Notes due 2023 and (iv) 5.60% Notes due 2040 issued by Hospira, Inc., a Delaware corporation and a subsidiary of the Company. On September 3, 2015, the Company entered into a Dealer Manager Agreement with Citigroup Global Markets Inc. and Goldman, Sachs & Co., as dealer managers, relating to the Offers. The Indenture and the Note Certificates (as defined below) are referred to herein collectively as the “Transaction Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, attorneys under my supervision and I have examined and relied upon the following:

(i)     the registration statement on Form S-4 of the Company relating to the Debt Securities to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii)      the forms of global certificates evidencing the Debt Securities (the “Note Certificates”) in the form to be delivered by the Company to the Trustee for authentication and delivery;

(iii)     an executed copy of the Basic Indenture;

(iv)     the form of the Supplemental Indenture;

(v)      an executed copy of a certificate of Madelyn D. Purcell, Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(vi)     a copy of the Restated Certificate of Incorporation of the Company, dated April 12, 2004, as amended by the Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated May 1, 2006 (as so amended, the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(vii)     a copy of the By-laws of the Company (the “By-laws”), certified pursuant to the Secretary’s Certificate; and

(viii)    copies of certain resolutions of the Board of Directors of the Company and certain resolutions of the Securities Issuance Committee of the Company, each certified pursuant to the Secretary’s Certificate.

Attorneys under my supervision and I have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of other officers or representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, attorneys under my supervision and I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that attorneys under my supervision and I did not independently establish or verify, we have relied upon statements and representations of other officers and representatives of the Company and others and of public officials.

I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any jurisdiction other than Delaware corporate law and the laws of the State of New York, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, I am of the opinion that when (i) the Supplemental Indenture is duly authorized, executed and delivered in accordance with the terms of the Basic Indenture, (ii) the Note Certificates are (a) duly executed by the Company and duly authenticated by the Trustee and (b) issued and delivered by the Company for exchange and transfer in accordance with the terms of the Offers and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company.

The opinion stated herein is subject to the following qualifications:

(a)     the opinion stated herein is limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(b)     except to the extent expressly stated in the opinion contained herein, I do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c)     I do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

(d)     to the extent that the opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinion, I have assumed that neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

I consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. I also hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Margaret M. Madden

Margaret M. Madden

Vice President and Corporate Secretary,

Chief Counsel—Corporate Governance